Exhibit 99.1

LIBERTY MEDIA ANNOUNCES PROPOSAL TO ACQUIRE BARNES & NOBLE

Englewood, Colo, May 19 - Liberty Media Corporation (Nasdaq: LCAPA, LCAPB, LINTA, LINTB, LSTZA, LSTZB) announced today that it has made a proposal to acquire Barnes & Noble Inc. for $17 per share in cash.  Barnes & Noble is the established leader in bookselling and is at the forefront of the transition to digital, with a management team that has demonstrated expertise in operations and positioned the company for growth in a dynamic marketplace.

Liberty’s proposal, which contemplates that the acquisition will be structured as a merger, is subject to various conditions, including satisfactory financing and the participation of founding chairman Leonard Riggio, both in terms of his continuing equity ownership and his continuing role in management.  Liberty’s equity ownership, which would be attributed to the Liberty Capital group, is expected to be approximately 70% of Barnes & Noble.  Liberty expects that its cash contribution toward the purchase price, depending on the amount of financing that can be obtained, will be in the range of $500 million.

As previously announced, Liberty plans to split-off the businesses, assets and liabilities currently attributed to the Liberty Capital and Liberty Starz tracking stock groups.

About Liberty Media Corporation

Liberty Media owns interests in a broad range of electronic retailing, media, communications and entertainment businesses.  Those interests are attributed to three tracking stock groups: (1) the Liberty Interactive group (Nasdaq: LINTA, LINTB), which includes Liberty Media’s interests in QVC, Provide Commerce, Backcountry.com, Celebrate Interactive, Bodybuilding.com and Expedia, (2) the Liberty Starz group (Nasdaq: LSTZA, LSTZB), which includes Liberty Media’s interest in Starz, LLC, and (3) the Liberty Capital group (Nasdaq: LCAPA, LCAPB), which includes all businesses, assets and liabilities not attributed to the Interactive group or the Starz group including its subsidiaries the Atlanta National League Baseball Club, Inc., and TruePosition, Inc., Liberty Media’s interest in SIRIUS XM Radio, Inc., and minority equity investments in Live Nation, Time Warner Inc. and Viacom.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about proposed transactions, including the proposed acquisition of Barnes & Noble and the pending split-off of the Liberty Capital and Liberty Starz tracking stock groups and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the satisfaction of conditions to the proposed transactions. These forward looking statements speak only as of the date of this press release, and Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Media, including the most recent Form 10-Q and Form 10-K, for additional information about Liberty Media and about the risks and uncertainties related to Liberty Media’s business which may affect the statements made in this press release.

Additional Information

Nothing in this press release shall constitute a solicitation to buy or an offer to sell shares of the split-off entity or any of Liberty’s tracking stocks.  The offer and sale of shares in the proposed split-off will only be made pursuant to Liberty Splitco, Inc.’s effective registration statement. Liberty stockholders and other investors are urged to read the Form S-4 registration statement on file with the SEC, including Liberty’s proxy statement/prospectus contained therein, because they contain important information about the split-off.  Copies of Liberty’s and Liberty’s Splitco, Inc.’s SEC filings are available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein are also available, without charge, by directing a request to Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (720) 875-5408.

Participants in a Solicitation

The directors and executive officers of Liberty and other persons may be deemed to be participants in the solicitation of proxies in respect of proposals to approve the split-off. Information regarding the directors and executive officers of each of Liberty and the split-off entity and other participants in the proxy solicitation and a description of their respective direct and indirect interests, by security holdings or otherwise, are available in the definitive proxy materials on file with the SEC.

Contact:

Courtnee Ulrich

720-875-5420